October 1, 1997
Upon Receipt
Clifford J. Hebert, Jr.
(617) 357-9590



Eastern Utilities/Duke Partnership Terminated

BOSTON, Oct. 1 - Eastern Utilities Associates (NYSE: EUA), and an affiliate of Duke Energy Corp. (NYSE: DUK), today announced they are terminating their New England power marketing joint venture.

Financial terms of the agreement were not disclosed, but EUA Treasurer Clifford
J. Hebert, Jr., said EUA anticipates a one-time positive impact on its third-quarter financial results from the termination. The amount of the gain has not yet been finally determined.

EUA and a Duke affiliate had agreed in December 1995 to form the joint venture to engage in power marketing and other energy-related services throughout New England. "Today's decision enables EUA and Duke to pursue market opportunities in New England on an individual basis," Hebert said.

EUA is a Boston-based diversified energy services company whose shares are traded on the New York and Pacific Stock Exchanges under the ticker symbol EUA. Subsidiaries are Blackstone Valley Electric Co.; Eastern Edison Co.; Newport Electric Corp.; EUA Cogenex Corp.; EUA Energy Investment Corp.; EUA Ocean State Corp.; EUA Service Corp.; EUA Energy Services, Inc.; and Montaup Electric Co. Together, the companies are known as the EUA System. Information about EUA is available on the World Wide Web at http://www.eua.com.
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